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                                                                  EXHIBIT (a)(2)

                            KORN/FERRY INTERNATIONAL

                             Letter of Transmittal

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                          PARTICIPATION INSTRUCTIONS:

1.   COMPLETE THIS FORM, SIGN IT, AND DELIVER IT TO LOUISE TRAMMEL BY FAX AT
     (310) 553-8640 OR BY HAND OR MAIL AT KORN/FERRY INTERNATIONAL, 1800 CENTURY PARK EAST, SUITE 900, LOS ANGELES, CALIFORNIA 90067 AS SOON AS POSSIBLE, BUT IN ANY EVENT, BEFORE 9:00 P.M., EASTERN TIME, ON MARCH 25, 2002.

2. ENSURE THAT YOU RECEIVE CONFIRMATION OF RECEIPT FROM LOUISE TRAMMEL WITHIN 3 BUSINESS DAYS. NOTE THAT EMPLOYEES WHO RETURN FORMS AFTER MARCH 22, 2002 MAY NOT RECEIVE TIMELY CONFIRMATION.
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           Name of Optionee/SAR Holder:  ____________________________

                Country Where Employed:  ____________________________

     Social Security Number:  _____-______-__________ (U.S. employees only)

I have received the email to employees, dated February 25, 2002, as well as the cover letter and the offer to exchange, both dated February 25, 2002. I understand that I may elect to exchange any eligible option or stock appreciation right that was granted to me under the Korn/Ferry International Performance Award Plan (the "plan"). I understand that if I am a holder of stock appreciation rights any replacement stock appreciation rights granted to me in this exchange will be on the same terms and conditions as the replacement options described below. In return, Korn/Ferry will grant me a replacement option to purchase the number of shares of common stock equal to the number of shares of common stock, rounded to the nearest whole number, subject to the existing option that is exchanged divided by the following swap ratio corresponding to the applicable exercise price of the existing option that is exchanged:

          Current Exercise Price Range              Swap Ratio
          ----------------------------              ----------
          $13.00 and below                          Not applicable
          $13.01-$15.00                             1.50
          $15.01-$20.00                             1.75
          $20.01-$25.00                             2.50
          $25.01-$30.00                             3.00
          $30.01 and above                          3.50

I acknowledge that replacement options will be granted under the plan and the exercise price of the replacement options will be equal to the closing market price of Korn/Ferry common stock reported on the New York Stock Exchange on the replacement grant date.

I acknowledge that replacement options exchanged for vested options as of the cancellation date will first vest on the date six months following the replacement grant date assuming I am still employed by Korn/Ferry on such vesting date. I acknowledge that replacement options exchanged for options that have not yet vested as of the cancellation date will vest in two equal annual installments on the first and second anniversary dates of the replacement grant date assuming that I am still employed by Korn/Ferry on such vesting dates. I acknowledge that the replacement options will be non-incentive or non-qualified stock options. In addition, in most cases the replacement options will expire on the eighth anniversary date of the replacement grant date. Section 8 of the offer to exchange contains a description of the terms of the replacement options that will be granted under the plan.

I acknowledge that upon the occurrence of any of the conditions set forth in
Section 6 of the offer to exchange, Korn/Ferry may terminate or amend the offer and postpone its acceptance and cancellation of any options elected for exchange.

I acknowledge that the replacement options will be subject to the terms and conditions set forth in the plan and a replacement stock option agreement between Korn/Ferry and me that will be forwarded to me after the grant of replacement options for my signature and delivery to Korn/Ferry.

I hereby represent and warrant that I have full power and authority to elect to exchange the options exchanged hereby and that, when and to the extent such options are accepted for exchange by Korn/Ferry, such options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option grant document, and such options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by Korn/Ferry to be necessary or desirable to complete the exchange of the options I am electing to exchange hereby.

All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns.

By execution hereof, I acknowledge that the election to exchange options pursuant to the procedure described in Section 3 of the offer to exchange and in the instructions to this letter of transmittal will constitute my acceptance of the terms and conditions of the offer. Korn/Ferry's acceptance for exchange of options offered to be exchanged pursuant to the offer will constitute a binding agreement between Korn/Ferry and me, upon the terms and subject to the conditions of the offer to exchange.

I acknowledge that I expect no financial compensation from the exchange and cancellation of my options. I also acknowledge that I must be an employee of Korn/Ferry or one of its subsidiaries from the date when I elect to exchange options through the date when the replacement options are granted and otherwise be eligible under the plan on the date when the replacement options are granted in order to receive replacement options. I further acknowledge that if I do not remain such an employee, I will not receive any replacement options or any other consideration for the options that I elect to exchange and that are accepted for exchange pursuant to the offer. If I pass away, become disabled and am terminated, quit with or without a good reason or am terminated with or without cause before the date when the replacement options are granted, then I will not receive anything for the options that I elect to exchange and that are accepted for exchange pursuant to the offer to exchange. I acknowledge that I will not receive any additional options or replacement options until a business day that is at least six months and one day after the date when the replacement options that I offer to exchange are accepted for exchange and canceled.

If I am an employee in the United Kingdom and am employed pursuant to the terms of an offer letter or other agreement with Korn/Ferry, then I agree that the terms of my offer letter or other agreement will be changed to the extent that I participate in the offer to reflect the exchange of options for replacement options.

The offer is not being made to (nor will offers to exchange options be accepted from or on behalf of) option holders in any jurisdiction in which the making of the offer or the acceptance of any election to exchange options would not be in compliance with the laws of such jurisdiction.

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

I have reviewed the Grant Detail Report that accompanied the offer to exchange setting forth the options that have been granted to me and their principle terms. I hereby give up my entire ownership interest in the options listed below, and I understand that they will become null and void on the date Korn/Ferry accepts my options for exchange. I acknowledge that this election is entirely voluntary. I also acknowledge that this election will be irrevocable on the date Korn/Ferry accepts my options for exchange.

Subject to, and effective upon, Korn/Ferry's acceptance for exchange of the options elected to be exchanged herewith in accordance with the terms and subject to the conditions of the offer to exchange (including, if the offer to exchange is extended, delayed, terminated or amended, the terms and conditions of any such extension, delay, termination or amendment), I hereby sell, assign and transfer to, or upon the order of, Korn/Ferry all right, title and interest in and to all of the options that I am electing to exchange hereby. I acknowledge that Korn/Ferry has advised me to consult with my own advisors as to the consequences of participating or not participating in the offer to exchange. I agree that this letter of transmittal is an amendment to the stock option agreement or agreements to which the options I am electing to exchange hereby are subject.

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

I hereby elect to exchange the following outstanding options or stock appreciation rights, having an exercise or base price greater than $13.00. (PLEASE LIST ONLY THOSE OPTIONS OR STOCK APPRECIATION RIGHT THAT YOU ELECT TO EXCHANGE):

   Grant Date/1/          Exercise or Base Price      Total Number of Shares       Total Number of Option
                                                       Subject to Option or       or SAR Shares Elected to
                                                              SAR/2/                   be Exchanged/3/
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

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
1.  List each option or stock appreciation right on a separate line.
2. Provide the total number of option shares subject to the entire option in this column (or in the case of stock appreciation rights, provide the total number of stock appreciation right shares).
3. Provide the total number of option shares subject to the option that you elect to exchange (or in the case of stock appreciation rights, provide the total number of stock appreciation right shares you elect to exchange).

Signature: ____________________________      Date:  ______________________

Print Name:___________________________

                       LETTER OF TRANSMITTAL INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

NOTE: References to "options" in these instructions also pertain to stock appreciation rights.

1. Delivery of Letter of Transmittal. A properly completed and duly executed letter of transmittal (or a facsimile), and any other documents required by this letter of transmittal, must be received by Korn/Ferry on or before the expiration date, which is currently scheduled for 9:00 p.m., Eastern Time, on March 25, 2002. Any letters of transmittal received after that time will not be accepted.

The method by which you deliver this letter of transmittal is at your election and risk, and the delivery will be deemed made only when actually received by Korn/Ferry. If you elect to deliver your documents by mail, Korn/Ferry recommends that you use registered mail with return receipt requested and that you properly insure the documents. In all cases, you should allow sufficient time to ensure timely delivery.

Elections to exchange made pursuant to the offer may be withdrawn at any time prior to the expiration date. If the offer is extended by Korn/Ferry beyond that time, you may withdraw your election at any time until the extended expiration of the offer. To withdraw elections to exchange options, you must deliver the accompanying notice of withdrawal, or a facsimile thereof, with the required information to Korn/Ferry while you still have the right to withdraw the election. Withdrawal may not be rescinded and any elections withdrawn will thereafter be deemed not a proper election for purposes of the offer. To re-elect to exchange options, you must again follow the procedures described above and in Instruction 3.

Korn/Ferry will not accept any alternative, conditional or contingent offers to exchange options. All employees electing to exchange options, by execution of this letter of transmittal (or a facsimile of it), waive any right to receive any notice of the acceptance of their election to exchange, except as provided for in the offer to exchange.

2. Inadequate Space. If the space provided herein is inadequate, the information requested by this letter of transmittal regarding the options to be exchanged should be provided on a separate schedule attached hereto.

3. Election to Exchange. If you intend to elect to exchange options pursuant to the offer, you must complete the letter of transmittal by providing the following information for each option that you intend to exchange: grant date, exercise price, the total number of option shares subject to the option and the total number of option shares subject to the option that you are electing to exchange.

4. Signatures on this Letter of Transmittal. If this letter of transmittal is signed by the holder of the options, the signature must correspond with the name as written on the face of the stock option agreement(s) to which the options are subject without alteration, enlargement or any change whatsoever.

If this letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, then such person's full title and proper evidence satisfactory to Korn/Ferry of the authority of such person so to act must be submitted with this letter of transmittal.

5. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the offer to exchange or this letter of transmittal, may be directed to optionswap@kornferry.com. Any copies will be furnished promptly at Korn/Ferry's expense.

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

6. Irregularities. All questions as to the number of option shares subject to options to be accepted for exchange, and any questions as to form of documents and the validity (including eligibility and time of receipt), form and acceptance of any options elected to be exchanged will be determined by Korn/Ferry in its sole discretion, which determinations shall be final and binding on all interested persons. Korn/Ferry reserves the right to reject any or all offers to exchange options that Korn/Ferry determines not to be in appropriate form or the acceptance of which is unlawful. Korn/Ferry also reserves the right to waive any of the conditions of the offer and any defect or irregularity in any offer to exchange options with respect to any particular options or any particular option holder, and Korn/Ferry's interpretation of the terms of the offer (including these instructions) will be final and binding on all parties. No offer to exchange options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with offers to exchange options must be cured within such time as Korn/Ferry shall determine. Neither Korn/Ferry nor any other person is or will be obligated to give notice of any defects or irregularities in the offer to exchange options, and no person will incur any liability for failure to give any such notice.

7. Important Tax Information. You should refer to Section 13 of the offer to exchange for important U.S. federal income tax information and Annex A to the offer to exchange for important non-U.S. income tax information.

                                       6